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                         Neuman, Drennen & Stone, LLC
                               1507 Pine Street
                              Boulder, CO  80302
                          (303) 449-2100 (telephone)
                          (303) 449-1045 (facsimile)



                               January 20, 1999



American Educational Products, Inc.
6550 Gunpark Drive, Suite 200
Boulder, Colorado 80301

     Re:  S.E.C. Registration Statement on Form S-3

Ladies and Gentlemen:

     We hereby consent to the inclusion of our opinion regarding the legality of the securities being registered by the Registration Statement to be filed with the United Stated Securities and Exchange Commission, Washington, D.C., pursuant to the Securities Act of 1933, as amended, by American Educational Products, Inc., a Colorado corporation, (the "Company") in connection with the offering described therein of 75,757 warrants as a dividend and up to 75,757 shares of its Common Stock, $.05 par value, pursuant to the exercise of certain warrants, as proposed and more fully described in such Registration Statement.

     We further consent to the reference in such Registration Statement to our having given such opinions.

                                   Sincerely,



                                   /s/ Clifford L. Neuman

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